                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or 14a-12


                         The Genlyte Group Incorporated
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________
    Set forth the amount on which the filing fee is calculated and state how it was determined.

                         THE GENLYTE GROUP INCORPORATED
                         4360 BROWNSBORO ROAD, SUITE 300
                                 P.O. BOX 35120
                              LOUISVILLE, KY 40232


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2001


                                                                  MARCH 20, 2001

To Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Genlyte Group Incorporated (Genlyte") will be held at the Camberley Brown Hotel, Bluegrass Room, 4th & Broadway, Louisville, Kentucky 40202, on Wednesday, April 25, 2001 at 10:00 AM, local time, for the following purposes:

         (1)  to elect two members of the Board of Directors; and

         (2) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

         Stockholders of record at the close of business on March 5, 2001 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.


                                             By Order of the Board of Directors,

                                             /s/ R. L. ZACCAGNINI

                                             R. L. ZACCAGNINI
                                             SECRETARY

                         THE GENLYTE GROUP INCORPORATED
                         4360 BROWNSBORO ROAD, SUITE 300
                                 P.O. BOX 35120
                              LOUISVILLE, KY 40232


                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2001

                                                                  MARCH 20, 2001

                                 PROXY STATEMENT


                                  INTRODUCTION

         The Annual Meeting of Stockholders (the Annual Meeting") of The Genlyte Group Incorporated (Genlyte") will be held on April 25, 2001 at the Camberley Brown Hotel, Bluegrass Room, 4th & Broadway, Louisville, Kentucky at 10:00 AM, local time, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying form of proxy are being furnished in connection with the solicitation by Genlyte's Board of Directors of proxies to be voted at such meeting and at any and all adjournments or postponements thereof.

         This proxy statement and accompanying form of proxy are first being sent to stockholders on or about March 20, 2001.

                       ACTION TO BE TAKEN UNDER THE PROXY

         All proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including any adjournments or postponements thereof) in accordance with the specifications therein, or, if no specifications are made, will be voted FOR the nominees to the Board of Directors named in this proxy statement and listed in the accompanying form of proxy.

         If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Genlyte, or by attending the Annual Meeting and voting in person.

                              ELECTION OF DIRECTORS

         The Board of Directors of Genlyte currently consists of Larry K. Powers (Chairman), Avrum I. Drazin (Chairman Emeritus), David M. Engelman, Frank Metzger and Zia Eftekhar. The directors elected at the Annual Meeting will hold office for a term ending at the Annual Meeting of Stockholders to be held in April of 2004 and until their successors have been duly elected and qualified. Mr. Zia Eftekhar and Mr. Larry Powers have been nominated by the Board of Directors for election (and in Mr. Powers' case, re-election) at the Annual Meeting.

         If, for any reason, Messrs. Eftekhar and Powers are not candidates when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
                 NOMINEES AS DIRECTORS.

GENLYTE THOMAS GROUP LLC

         On August 27, 1998, the Stockholders of Genlyte and Thomas Industries (NYSE: TII, Thomas"), respectively, approved the formation of a new lighting company to be jointly owned by them as outlined below. This company, a Delaware Limited Liability Company, is named Genlyte Thomas Group LLC (Genlyte Thomas Group").

         Genlyte contributed substantially all of its assets to Genlyte Thomas Group in exchange for a 68% interest therein and the assumption by Genlyte Thomas Group of substantially all of Genlyte's liabilities. Thomas contributed substantially all of its lighting assets to Genlyte Thomas Group in exchange for a 32% interest therein and the assumption by Genlyte Thomas Group of certain of its liabilities. (Reference herein to employees of the Company" shall mean employees of Genlyte Thomas Group unless stated otherwise.)

         The day-to-day operations of Genlyte Thomas Group are managed by its executive officers under the supervision of a Management Board. The Management Board is comprised of six (6) Representatives, four (4) of whom were appointed by Genlyte and two (2) of whom were appointed by Thomas. Messrs. Drazin, Engelman, Powers, and Dr. Metzger (see below) are the Representatives from Genlyte. Actions of the Management Board require the approval of a majority of the Representatives, except that certain actions, as outlined in the Proxy Statement dated July 23, 1998, require the approval of a majority of the Management Board including at least one Representative appointed by Thomas. (For further details, see Genlyte's Proxy Statement dated July 23, 1998.)

         Information about the nominees for election as director, including biographical and employment information, is set forth below.

NOMINEES FOR ELECTION AS DIRECTOR

Zia Eftekhar (55) ................. Mr. Eftekhar was appointed as a Director of
                                    Genlyte at the February 2001 meeting of the Board of Directors. Mr. Eftekhar has been President of Lightolier, the largest division of Genlyte Thomas Group, since 1992. During his 33-year career with the Company he has held a number of sales, marketing and general management positions. From August 1988 until May 1992, Mr. Eftekhar was responsible for sales, marketing and manufacturing activities of Lightolier. From January 1983 to July 1988, he served as President of the commercial division of Lightolier. Mr. Eftekhar's entire career has been focused in the lighting industry and he is currently the Chairman-Elect and a member of the Board of Directors of the American Lighting Association.

Larry K. Powers (58) .............. Mr. Powers was elected Chairman of the Board of Genlyte in April 2000. Mr. Powers was appointed President and Chief Executive Officer of Genlyte in January 1994 and President and Chief Executive Officer of Genlyte Thomas Group in August 1998, and has served as a Director since July 1993. He has held a variety of sales, marketing and general management positions in the lighting industry. From September 1979 until April 1989, Mr. Powers was President of Hadco. Hadco was acquired by a predecessor of Genlyte in July 1983. Mr. Powers then served as President of the HID/Outdoor Division of Genlyte from May 1989 until June 1993. From July 1993 to December 1993, he served as President of Genlyte U.S. Operations and Executive Vice President of Genlyte. Mr. Powers is a member of the Nominating Committee of the Genlyte Board of Directors. He also serves as a Representative on the Genlyte Thomas Group Management Board.

INCUMBENT DIRECTORS

Avrum I. Drazin (72) .............. Mr. Drazin was elected Chairman of the Board of Genlyte in January 1994 and served
                                    through April 2000, at which time he was elected Chairman Emeritus. He has also served as a Director of Genlyte since January 1991. Mr. Drazin served as President of Genlyte from February 1992 until December 1993 and served as President of Canlyte, Inc. (Canlyte"), a subsidiary of the Company, from its incorporation in July 1984 until October 1999. He served as President of Lightolier Canada from January 1965 until June 1984. Mr. Drazin is a member of the

                                    Compensation, Nominating, and Audit
                                    Committees of the Genlyte Board of
                                    Directors. He also serves as a
                                    Representative on the Genlyte Thomas Group
                                    Management Board.

David M. Engelman (68) ............ Mr. Engelman was elected a Director of
                                    Genlyte at the December 1993 meeting of the Board of Directors. This appointment took effect on January 1, 1994. Mr. Engelman was employed by General Electric Company from 1954 through 1993 and held a variety of general management positions. He was elected as a Vice President of General Electric in 1982 and was in charge of international electrical distribution and control operations. Mr. Engelman is a member of the Board of Directors of The Mayer Electric Supply Company, Incorporated. He is Chairman of the Audit and Nominating Committees, and a member of the Compensation Committee of the Genlyte Board of Directors. He also serves as a Representative on the Genlyte Thomas Group Management Board.

Frank Metzger (72) ................ Dr. Metzger was elected a Director of
                                    Genlyte at the January 1985 meeting of the Genlyte Board of Directors. Dr. Metzger has been President of Metzger & Company, management consultants, since June 1988. He served as Senior Vice
                                    President-Administration for Bairnco from
                                    July 1986 until his retirement from Bairnco in May 1988, and Vice
                                    President-Administration for Bairnco from its organization in 1981 until June 1986. He is Chairman of the Compensation Committee, and a member of the Audit Committee of the Genlyte Board of Directors. He also serves as a Representative on the Genlyte Thomas Group Management Board.

BOARD AND COMMITTEE MEETINGS

         During 2000, Genlyte's Board of Directors met five times for regular meetings and one time for a special meeting. In addition, the directors received and reviewed monthly reports of the financial performance of Genlyte and Genlyte Thomas, and management confers frequently with its directors on an informal basis to discuss company affairs. During 2000, each of the directors attended at least 75 percent of the meetings of the Board and the Board Committees of which such director was a member.

         The Board has established standing Audit, Compensation and Nominating Committees. The Board has established the Audit Committee to recommend the firm to be appointed as independent accountants to audit Genlyte's and Genlyte Thomas Group's financial statements and to perform services related to the audit, to review the scope and results of the audit with the independent accountants, and to consider the adequacy of the internal audit function, and internal accounting and control procedures of Genlyte and Genlyte Thomas Group. The Board has approved the adoption of a written Charter which governs the Audit Committee; the Charter is attached as Appendix A. Members of this committee are Messrs. Engelman, Drazin, and Dr. Metzger, with Mr. Engelman serving as Chairman. Although Mr. Drazin is not considered an independent director, it is the Board's opinion that it is in the best interests of the Company and its stockholders for Mr. Drazin to be a member of the Audit Committee. Mr. Drazin's knowledge of the Company's operations and long-standing experience in the lighting industry were determined by the Board to be invaluable to the function of the Audit Committee. During 2000, the Audit Committee met two times.

         During 2000 the Compensation Committee reviewed and recommended the compensation arrangements for all executive officers, approved such arrangements for other senior level employees, and administered and took such other action as required in connection with certain compensation plans of Genlyte Thomas Group. Members of the Compensation Committee are Messrs. Drazin, Engelman and Dr. Metzger, with Dr. Metzger serving as Chairman. During 2000, the Compensation Committee met four times and reviewed and recommended all stock options, subject to Board approval.

         The Nominating Committee reviews and recommends to the Board of Directors the appropriate size and composition of the Board of Directors as well as the Boards of Directors of Genlyte's various subsidiaries. The Nominating Committee will not consider recommendations from Genlyte's stockholders because the Committee believes it has sufficient resources and contacts to fulfill its obligations without considering such stockholder recommendations. Members of the Nominating Committee are Messrs. Drazin, Engelman and Powers, with Mr. Engelman serving as Chairman. During 2000, the Nominating Committee met one time.

COMPENSATION OF DIRECTORS

         During 2000 each director, other than any director employed by the Company, received a retainer of $16,335 and $2,333 for each Board meeting attended and each committee meeting attended on a day on which the Board of Directors did not meet. Directors employed by Genlyte are not paid any fees or additional compensation for services rendered as members of the Board or any of its standing committees. Directors who also serve on the Board of Directors of Canlyte, a wholly-owned subsidiary of the Company, are compensated for attendance at such meetings at the rate of $2,000 (Canadian) per Board meeting, or for committee meetings held on days other than regular Board meeting days.

         Effective on January 1, 1999, Avrum I. Drazin resigned as President of Canlyte, Inc. Mr. Drazin received compensation and benefits until September 30, 1999. As of October 1, 1999, Mr Drazin became a consultant under a consulting agreement with the Company for a two year period. Mr. Drazin's compensation as a consultant is US$1,600 per day for a maximum of 100 days in the first year and 50 days in the second year. In the year 2000, Mr. Drazin received a retainer as Chairman of the Board (until Mr. Powers' election to that position in April) in the amount of US$3,333 per month.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, non-employee directors, Messrs. Avrum I. Drazin, David
M. Engelman and Dr. Frank Metzger served as members of the Board's Compensation Committee during 2000. Mr. Drazin was formerly President and Chairman of Genlyte and is a member of the Board of Directors of Canlyte, one of the Company's subsidiaries. Director Larry Powers also serves on the Canlyte Board of Directors.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

NUMBER OF SHARES OUTSTANDING AND RECORD DATE

         Only holders of record of Genlyte Common Stock, par value $.01 per share (Genlyte Common Stock"), at the close of business on March 5, 2001 are entitled to notice of, and to vote at, the Annual Meeting. Holders of Genlyte Common Stock are entitled to one vote for each share held on the matters properly presented at the Annual Meeting.

         On March 5, 2001, there were 13,305,275 shares of Genlyte Common Stock issued and outstanding. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a majority of the shares of Genlyte Common Stock present in person or by proxy at the Annual Meeting is required to elect a director.

         Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the matters to be acted upon at the Annual Meeting, and an abstention will have the effect of a vote against any proposal requiring an affirmative vote of a majority of the shares present and entitled to vote thereon.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information known to Genlyte (see footnotes) regarding the beneficial ownership of more than 5% of the issued and outstanding Genlyte Common Stock as of March 5, 2001:


                                                                 AMOUNT AND NATURE
                                                                   OF BENEFICIAL
NAME AND ADDRESS                                                   OWNERSHIP OF                 PERCENT
OF BENEFICIAL OWNER                                                COMMON STOCK                 OF CLASS
------------------                                              ------------------              ---------
Southeastern Asset Management Inc....................              2,407,500(l)                   18.1
         6410 Poplar Ave., Suite 900
         Memphis, TN  38119

Artisan Partners Limited Partnership.................              1,791,200(2)                   13.5
         1000 North Water Street, Suite 1770
         Milwaukee, WI  53202

Glenn W. Bailey......................................              1,439,600(3)                   10.8
         14 Basset Creek Trail
         Hobe Sound, FL  33455

Marvin C. Schwartz...................................              1,200,890(4)                    9.0
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158-3698


Neuberger & Berman LLC...............................                760,233(5)                    5.7
         605 Third Avenue
         New York, NY 10158-3698

FMR Corp.............................................                691,600(6)                    5.2
         82 Devonshire Street
         Boston, Massachusetts  02109

(1) According to Schedule 13G furnished to Genlyte by Southeastern Asset Management Inc.(Southeastern"), Southeastern is an investment adviser to Longleaf Partners Small Cap Fund, the beneficial owner of such shares. All of the securities covered by the report are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern.

(2) According to Schedule 13G filed on February 9, 2001 with the Securities and Exchange Commission and furnished to Genlyte by Artisan Partners Limited Partnership (Artisan Partners"), Artisan Partners serves as an investment adviser to Artisan Funds, Inc. and other clients of Artisan Partners. The Schedule 13G states that the shares reported therein were acquired on behalf of discretionary clients of Artisan Partners, and that persons other than Artisan Partners are entitled to receive all dividends from, and all proceeds from the sale of these shares.

(3) Retired member of the Board of Directors and Chairman of The Genlyte Group, Incorporated. Includes 210,000 shares of Genlyte Common Stock owned by Mr. Bailey's spouse as to which Mr. Bailey disclaims beneficial ownership.

(4) According to Schedule 13D furnished to Genlyte by Marvin C. Schwartz, he held sole power to vote and to dispose of 337,400 of such shares through his personal account in which he holds 252,400 of such shares, and through his management of an individual account for the benefit of a partner of Neuberger & Berman with respect to 85,000 of such shares. The Schedule 13D also reports 238,990 shares owned by the Neuberger & Berman Profit Sharing Trust (the Plan") of which Marvin C. Schwartz is co-trustee. The power to vote and dispose of the shares held by such funds is shared with the Plan's trustees. In addition, 624,500 shares are held in several accounts for the benefit of Mr. Schwartz's family. Mr. Schwartz is the beneficial owner of such shares based on his discretionary and shared dispositive power over such accounts.

(5) According to Schedule 13G furnished to Genlyte by Neuberger Berman, LLC (Neuberger"), Neuberger is a registered investment advisor. In its capacity as investment advisor, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Neuberger Berman Inc. is the parent holding company and owns 100% of Neuberger and Neuberger Berman Management, Inc. As of December 29, 2000, of the shares set forth above, Neuberger had shared dispositive power with respect to 760,223 shares, sole voting power with respect to 626,133 shares and shared voting power on 0 shares. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purpose of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. Neuberger is the sub-advisor to the above referenced Funds. It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation.

(6) According to Schedule 13G furnished to Genlyte by FMR Corp., 691,600 shares are held through Fidelity Investment Management & Research Company, (Fidelity") a wholly-owned subsidiary of FMR Corp. and an Investment Advisor registered under Section 203 of the Investment Advisor Act of 1940. Fidelity held the shares as a result of acting as investment advisor to various Investment Companies (Fidelity Funds).

         The following table presents information regarding beneficial ownership of Genlyte Common Stock by each member of the Board of Directors, the Named Officers (defined infra), and all directors and executive officers as a group as of March 5, 2001.


                                                               AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP OF           PERCENT
        NAME                                                   GENLYTE COMMON STOCK             OF CLASS
        -------                                                 ------------------              ---------

Avrum I. Drazin                                                       87,975(l)                      *
Zia Eftekhar                                                          91,542(2)                      *
David M. Engelman                                                     16,500(3)                      *
William G. Ferko                                                      11,100(4)                      *
Frank Metzger                                                         145,750(5)                   1.1
Dennis W. Musselman                                                   8,257(6)                       *
Larry K. Powers                                                       216,512(7)                   1.6
                                                                      -------                      ---
All directors and executive officers as a group
(10) persons including those named                                    586,456(8)                   4.4
                                                                      =======                      ===

* The percentage of shares owned by such director or named officer does not exceed 1% of the issued and outstanding Genlyte Common Stock.

(1) Includes 1,000 shares of Genlyte Common Stock owned by Mr. Drazin's spouse as to which Mr. Drazin disclaims beneficial ownership and 10,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(2) Includes 24,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(3) Includes 7,500 shares of Genlyte Common Stock owned by Mr. Engelman's spouse as to which Mr. Engelman disclaims beneficial ownership.

(4) Includes 5,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(5) Includes 28,000 shares of Genlyte Common Stock owned by Dr. Metzger's spouse as to which Dr. Metzger disclaims beneficial ownership.

(6) Includes 2,050 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(7) Includes 97,500 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(8) Includes an aggregate of 36,500 shares of Genlyte Common Stock owned by the spouses of certain of Genlyte's executive officers and directors as to which each such executive officer or director disclaims beneficial ownership and 145,280 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors was comprised during fiscal year 2000 of Messrs. Avrum I. Drazin, David M. Engelman and Dr. Frank Metzger, with Dr. Metzger serving as Chairman. All Committee members except Mr. Drazin are outside directors. The Committee reviews and recommends the compensation arrangements for all executive officers of the Company, approves such arrangements for other senior level employees, and administers and takes such other actions as may be required in connection with certain compensation plans of the Company and its operating subsidiaries. The Board of Directors reviews and approves recommendations made by the Compensation Committee relating to the compensation of the Company's executive officers.

         The Compensation Committee has prepared the following report with respect to executive compensation.

COMPENSATION PHILOSOPHY

         Genlyte and Genlyte Thomas Group's compensation philosophy is to provide competitive pay for competitive performance and superior pay for superior performance. Genlyte and Genlyte Thomas Group seek to ensure that its executive compensation programs and policies relate to and support its overall objective to enhance stockholder value through the profitable management of its operations. To achieve this goal, the following objectives serve as guidelines for compensation decisions:

  o Provide a competitive total compensation framework that enables the Company to attract, retain and motivate key executives who will contribute to Genlyte and Genlyte Thomas Group's success;

  o Ensure that compensation programs are linked to performance on both an individual and operating unit level; and

  o Align the interests of employees with the interests of stockholders by encouraging employee stock ownership.

COMPONENTS OF COMPENSATION

         Genlyte and Genlyte Thomas Group's compensation strategy incorporates a combination of cash and equity-based compensation as follows:

  o A performance management system that relates individual base salary changes to a formal process in which individual performance is reviewed, discussed and evaluated.

  o Short-term incentive programs that provide executives with the opportunity to add substantial variable compensation to their annual base salaries through attainment of specific, measurable goals intended to encourage high levels of organizational performance and superior achievement of individual objectives. These short-term incentive payments for 2000 were made during the first quarter of calendar 2001.

  o Long-term incentive opportunities in the form of stock options in which rewards are linked directly to stockholder gains.

For fiscal year 2000, the Company's compensation programs consisted of:

         BASE SALARY

         Salary pay levels are competitive with the marketplace. The Compensation Committee uses commercially published surveys prepared by established compensation consulting firms to assure that base compensation levels are positioned relative to the range that is generally paid to executives having similar levels of experience and responsibility at companies of comparable size and complexity. Data is drawn from the electric lighting equipment and supply industry as well as general industry survey data. Consideration is also given to other factors such as individual performance and potential.

         SHORT-TERM INCENTIVES

         Executives and key employees participate in a short-term incentive program which rewards the achievement of profit and profit-related objectives. These employees are afforded an opportunity to earn substantial variable compensation each year through participation in the Management Incentive Compensation (MIC") Program.

         This program combines elements of profit sharing, in which total management performance is rewarded only to the extent also realized by stockholders as measured in Earnings Per Share (EPS), Earnings Before Interest and Taxes (EBIT), and Return on Capital Employed (ROCE), and in terms of individual performance, as measured by achievement of specific, measurable goals established by participants and approved by management. Funding for MIC awards is formula-driven based on achievement of financial goals for each operating unit. The Board of Directors reviews and approves profit and profit-related objectives at the beginning of each year.

         By policy, the level of funding which results from the MIC formulas cannot be modified and the total payout of awards for all MIC participants is limited to 15 percent of Genlyte's profit before taxes each year. In order to maximize results, objectives are typically established at a level of performance above normal expectations. Consideration is also given to past financial performance as a means to ensure that consistent and sustained business results are achieved. Actual individual MIC awards are dependent upon three factors: (1) the requirement that stated objectives be met by both individual participants and their operating units; (2) the relative success and extent to which those objectives are achieved; and (3) the participant's relative level within the organization as determined annually according to policy guidelines.

         In 2000, the Compensation Committee and the Board of Directors reviewed and approved the renewal of the MIC Program, related policies, and all recommended MIC awards.

         LONG-TERM INCENTIVES

         Genlyte believes that the interests of stockholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest through ownership of its Common Stock. Through the Genlyte 1988 Stock Option Plan and the Genlyte 1998 Stock Option Plan, officers and key employees are granted options to purchase Genlyte Stock and maintain significant share ownership within the parameters of the program. Most grants are exercisable in installments commencing two years after the date of grant. The exercise price of options is set, and has at all times in the past been set, at fair market value or book value, whichever is higher.

         BENEFITS

         Genlyte Thomas Group generally assumed all Genlyte benefit plans and other benefit liabilities relating to former Genlyte employees. All executive officers have participated in the same pension, health and benefit programs generally available to other employees who were not the subject of collective bargaining agreements. Additionally, for a period of six to eighteen months following the closing of the Genlyte Thomas Group transaction (the transition period"), certain tax-qualified salaried and clerical Thomas employees continued to participate in certain tax-qualified Thomas Retirement plans. With the conclusion of the transition period, effective January 1, 2000, these former Thomas salaried and clerical employees began participating in the retirement plans of Genlyte Thomas Group that have been modified to provide an integrated retirement program, and their account balances under the Thomas plans have been transferred to the appropriate plan or plans of Genlyte Thomas Group.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Powers served as Chief Executive Officer of Genlyte and Genlyte Thomas Group in 2000 at a salary of $400,000 per annum. Mr. Powers received $393,380 in incentive compensation for 2000, recognizing a significant improvement in the EPS over the prior year, as well as the level of achievement of Mr. Powers' individual objectives. In February, 2001, the Compensation Committee recommended and the Board of Directors approved a stock option grant of 25,000 shares for Mr. Powers in recognition of its assessment of his ability to enhance the long-term value of Genlyte for the stockholders. That grant was consistent with the overall design of the option program.

         Mr. Powers' base salary is evaluated on a biennial basis by the Compensation Committee of the Board of Directors, which recommends any action required to the full Board of Directors.

         Effective January 1, 2001, the Compensation Committee recommended and the Board of Directors approved a $50,000 salary increase for Mr. Powers, representing a performance merit increase and salary adjustment based on a formal analysis of competitive base salaries in like industries. Mr. Powers next salary review is scheduled for January 1, 2003.

CONCLUSION

         In summary, the Compensation Committee continued its policy in fiscal year 2000 of linking executive compensation to Genlyte performance. The outcome of this process is that stockholders receive a fair return on their investment while executives are rewarded in an appropriate manner for meeting or exceeding performance objectives.

         The Committee believes that Genlyte's compensation levels adequately reflect the Company's philosophy of providing competitive pay for competitive performance and superior pay for superior performance. Likewise, the Committee believes that the Company's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.


                                                         Frank Metzger, Chairman
                                                         Avrum I. Drazin
                                                         David M. Engelman

AUDIT COMMITTEE REPORT

         The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix A) include providing oversight to the Genlyte Group and Genlyte Thomas Group LLC (Companys) financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

         We have reviewed and discussed with senior management the Company's audited financial statements included in the 2000 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

         We have discussed with Arthur Andersen LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

         We have received from Arthur Andersen LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Arthur Andersen LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. Arthur Andersen LLP has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has advised the Company it has determined that the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

         Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2000 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

         As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company's independent auditors with respect to such financial statements.



                                                     David Engelman, Chairman
                                                     Avrum I. Drazin
                                                     Frank Metzger

INDEPENDENT AUDITORS

         Selection of the independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Corporation's independent public accountants for fiscal year ended December 31, 2000, were Arthur Andersen LLP (Arthur Andersen"). A representative of Arthur Andersen LLP, the Company's auditor for 2000, is expected to be present at the Annual Meeting and will have an opportunity to respond to appropriate questions and make a statement if desired to do so.

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as Genlyte and Genlyte Thomas Group LLC's principal independent public accountants for the year 2001.

AUDIT FEES

         The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the four quarters were $319,000.

HARDWARE OR SOFTWARE SYSTEMS ASSISTANCE

         The Company paid no fees in this category for the most recent fiscal year.

ALL OTHER FEES

         The Company estimates that the aggregate fees for all other services rendered by its independent auditors for the Company's most recent fiscal year were $772,000. These fees consist mainly of federal and international tax planning, tax return preparation and related tax assistance, statutory audits and tax services for foreign divisions, and pension plan audits.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning annual, long-term and other compensation for services in Genlyte Thomas Group of those persons who were, on December 31, 2000, Genlyte Thomas Group's (i) chief executive officer and (ii) other four most highly compensated executive officers (together, the Named Officers"):



                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION                      AWARDS      PAYOUT
                                  ---------------------------------------------     -------------- --------
                                                                       OTHER             STOCK        ALL
NAME AND                                                              ANNUAL           OPTIONS/      OTHER
PRINCIPAL POSITION                YEAR    SALARY ($)   MIC ($)       COMP ($)          SARS (#)    COMP ($)
-----------------                 -----    ---------  ---------      --------       ------------------------

Larry K. Powers                   2000      400,000    394,380         2,720(1,2)      25,000(4)        0
  President & CEO                 1999      400,000    502,988        37,363(1,2,3)    25,000           0
                                  1998      350,014    403,750        17,912(1,2,3)    35,000           0

Zia Eftekhar                      2000      230,000    329,928             0           10,000(4)   50,653(5)
  President                       1999      230,000    220,894             0            7,500      58,603(5)
  Lightolier Division             1998      215,000    206,360             0           15,500      65,950(5)

William G. Ferko                  2000      202,308    152,118             0           10,000(4)        0
  Chief Financial Officer         1999      200,000    203,562        23,058(3)        10,000           0

Dennis Musselman                  2000      155,000    135,671             0            5,000(4)        0
  Vice President                  1999      155,000    193,545             0            4,500           0
  Hadco/Bronzelite                1998      150,192    155,399             0            4,100           0

Ronald D. Schneider               2000      194,000    82,632              0            5,000(4)        0
  Vice President                  1999      191,000    109,355             0            4,500           0
Operations


(1)      Director's fees for Canlyte, Inc., a subsidiary of the Company.

(2) These figures were converted from Canadian dollars to U.S. dollars using the exchange rate as of the last day of the fiscal year for that period.

(3)      Represents expenses for relocation and related fees

(4) These options were actually granted on February 15, 2001 after review of Company and individual performances with respect to fiscal year 2000. No options were actually granted to these individuals in fiscal year 2000.

(5) Represents service and interest expense accrual for Supplemental Employee Retirement Plan benefit. Because Mr. Eftekhar was the final actively employed participant in this Plan, the Plan was terminated in the year 2000 with Mr. Eftekhar's agreement and he was paid the accumulated total of his vested benefits in the Plan, which vested benefits had been previously reported in annual increments in this Compensation Table.

OPTION GRANTS

         No stock options were granted during fiscal year 2000 to the persons listed below in the Executive Compensation Table. Such options were granted to such individuals on February 15, 2001 after review of Company and individual performances with respect to fiscal 2000, as follows:


                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE OF ASSUMED
                                               % OF                                        ANNUAL RATES OF STOCK
                                           TOTAL OPTIONS                                    PRICE APPRECIATION
                               OPTIONS      GRANTED TO      EXERCISE OR                     FOR OPTION TERM(2)
                               GRANTED     EMPLOYEES IN     BASE PRICE     EXPIRATION   ---------------------------
                  NAME         (#)(1)      FISCAL YEAR       ($/SHARE)        DATE         5% ($)         10% ($)
                  ------      ---------     ----------      -----------  --------------  -----------    -----------
Larry K. Powers............    25,000          14.6            27.75         2/15/08       282,426        658,172
Zia Eftekhar...............    10,000           5.8            27.75         2/15/08       112,970        263,269
William G. Ferko...........    10,000           5.8            27.75         2/15/08       112,970        263,269
Dennis W. Musselman........     5,000           2.9            27.75         2/15/08        56,485        131,635
Ronald D. Schneider........     5,000           2.9            27.75         2/15/08        56,485        131,635

(1) These options were granted to the Named Officer on the date seven years prior to the indicated expiration date and are exercisable at the rate of 50% per year commencing two years after the date of grant. In the event of certain mergers, consolidations or reorganizations of Genlyte or any disposition of substantially all the assets of Genlyte or any liquidation or dissolution of Genlyte, then in most cases all outstanding options not exercisable in full shall be accelerated and become exercisable in full for a period of 30 days. In addition, in the event of certain changes in control of Genlyte or of its Board of Directors, then any outstanding option not exercisable in full shall in most cases be accelerated and become exercisable in full for the remaining term of the option.

(2) Realizable value is shown net of option exercise price, but before taxes associated with exercise. These amounts represent assumed compounded rates of appreciation and exercise of the options immediately prior to the expiration of their term. Actual gains, if any, are dependent on the future performance of the Common Stock, overall stock market conditions, and the optionee's continued employment through the exercise period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Shown below is information with respect to the exercised/unexercised options to purchase Genlyte's Common Stock granted prior to 2000 under Genlyte's 1988 and 1998 Stock Option Plans to the Named Officers and held by them as of December 31, 2000.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE
    AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FY-END OPTION VALUES

                                                                                        VALUE OF UNEXERCISED
                                  SHARES                     NUMBER OF UNEXERCISED    IN-THE- MONEY OPTIONS AT
                                ACQUIRED ON     VALUE        OPTIONS AT FY-END (#)          FY-END ($)(2)
                   NAME          EXERCISE   REALIZED ($) EXERCISABLE   UNEXERCISABLE(1)EXERCISABLE UNEXERCISABLE
                   ----          --------   ------------------------   -----------------------------------------
Larry Powers...............       35,000       553,438      97,500          42,500      1,039,453      150,390
Zia Eftekhar...............            0             0      24,000          15,250        152,023      39,836
William G. Ferko...........            0             0       5,000          15,000         26,406      60,156
Dennis W. Musselman........        5,000        98,360       2,050           6,550         10,826      26,014
Ronald D. Schneider........            0             0       2,380           6,880         12,569      27,757

(1) Does not include options granted 2/15/01. See Compensation Table footnote 4.

(2) Based upon the 12/30/00 closing price of $23.75 for Genlyte stock on the NASDAQ National Market System. Realizable value is shown net of option exercise price, but before taxes associated with exercise.

RETIREMENT PLAN

         During fiscal 2001, Messrs. Eftekhar and Powers are participants in a qualified noncontributory defined benefit plan (the Retirement Plan"). The Retirement Plan was amended effective January 1, 2000 to freeze the benefits of all participants except grandfathered participants" based on age and service as of December 31, 1999. Commencing in 2000, participants whose benefits were frozen became eligible for matching contributions and discretionary contributions under the Genlyte Thomas Group Retirement Savings and Investment Plan (the Savings Plan"), a defined contribution 401(k) plan. Participants who met certain age and service requirements as of December 31, 1999, the grandfathered participants," will continue to accrue benefits in the Retirement Plan. Grandfathered participants" will be eligible for matching contributions but not discretionary contributions under the Savings Plan. Messrs. Powers and Eftekhar, as grandfathered participants, will continue to accrue benefits in the Retirement Plan.

          ANNUAL BENEFITS FOR EMPLOYEES RETIRING AT AGE 65 IN 2001 (1)


AVERAGE COMPENSATION                                               YEARS OF SERVICE AT RETIREMENT (2)
AT RETIREMENT                                 5              10             15           20          25 OR MORE
-------------                              --------------------------------------------------------------------

$50,000...........                         $ 3,320         $6,639         $9,959      $13,279         $16,599
$100,000..........                           7,570         15,139         22,709       30,279          37,849
$150,000..........                          11,820         23,639         35,459       47,279          59,099
$164,000 (3)......                          13,010         26,019         39,029       52,039          65,049
Greater than $164,000 (3)                   13,010         26,019         39,029       52,039          65,049


(1) For employees retiring at ages under 65, the estimated annual benefits would be lower.

(2) The amounts are based on the formula which became effective January 1, 1995.

(3) In accordance with provisions of the Omnibus Budget Reconciliation Act of 1993, effective January 1, 1994, the maximum allowable compensation permitted in computing a benefit was $150,000, subject to annual cost of living increases. The maximum allowable compensation as provided under IRS 401(a)(17) is $160,000, 1988, and 1999, and $170,000 for 2000
         and 2001. Therefore, the highest possible final average compensation for a participant retiring in 2001 is $164,000. However, any accrued benefit as of December 31, 1994 which is based on compensation in excess of $150,000 for years prior to 1994 will be protected.

         Remuneration covered by the Retirement Plan in a particular year includes (1) that year's salary (base pay, overtime and commissions), and (2) compensation received in that year under the Management Incentive Compensation Plan. The 2000 remuneration covered by the Retirement Plan includes, for the recipients thereof, Management Incentive Compensation paid during 2000 with respect to 1999 awards.

         For each of the following Named Officers of Genlyte Thomas Group, the remuneration received during 2000 and the credited years of service under the Retirement Plan, as of December 31, 2000, recognized by the Retirement Plan were, respectively, as follows:


                                                                        YEARS OF
               NAME                                 COMPENSATION         SERVICE
          ----------------------------------------------------------------------
          LARRY K. POWERS                              $170,000*            21

          ZIA EFTEKHAR                                 $170,000*            33


         * As limited by the maximum allowable compensation provided under Code 401 (a)(17) of $170,000 for 2000.

         Pension benefits at age 65 (normal retirement age) for grandfathered" participants as of January 1, 2001 are calculated as follows: 1.2% of final five-year average pay up to covered compensation level, plus 1.7% of final five-year average pay over the covered compensation level, multiplied by the total years of recognized service, to a maximum of 25 years. All such participants will receive the greater of their benefit under the new formula or the benefit accrued under a prior plan formula as of December 31, 1994. In addition, certain maximum benefit limitations are incorporated in the Retirement Plan. The final five-year average pay is determined by taking the average of the highest consecutive five-year period of earnings within a ten-year period prior to retirement. The term covered compensation", as defined by the Internal Revenue Service, refers to the 35-year average of the Social Security taxable wage bases applicable to a participant for each year projected to Social Security normal retirement age.

                        EMPLOYMENT PROTECTION AGREEMENTS

         Genlyte has entered into contracts with a group of key employees, including Messrs. Powers, Eftekhar, Ferko, Schneider, and Musselman, that become effective if the employee is employed on the date a change of control (as defined in the agreement) occurs and that provide each such employee with a guarantee that his duties, compensation and benefits will generally continue unaffected for two (2) years following the change of control. In the event that an eligible employee's employment is terminated without cause by Genlyte or if the employee is constructively terminated within two (2) years following the change of control, such employee will receive either ( i ) the sum of (x) two
(2) times the aggregate amount of his then current base salary, plus (y) two (2) times the average of his last three (3) annual awards paid under Genlyte' s Management Incentive Compensation Plan plus (z) the present value of any unvested benefits under Genlyte's qualified plans and the annual cost of the employee's participation in all employee benefit plans of Genlyte or (ii) if it would result in the employee receiving a greater net-after tax amount, a lesser amount equal to the amount that produces the greatest net-after tax amount for the employee. (An employee will be treated as having been constructively terminated if he quits after being removed from office or demoted, his compensation or benefits are reduced, his duties are significantly changed, his ability to perform his duties is substantially impaired or his place of employment is relocated a substantial distance from his principal residence.) These agreements will continue in effect at least until December 31, 2001 and automatically renew for an additional year as of each January 1, unless Genlyte or the employee provides sixty (60) days written notice of non-renewal prior to such January 1.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Genlyte's directors and executive officers, and persons who own more than ten percent of Genlyte's Common Stock, to file with the Securities and Exchange Commission (SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Genlyte. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Genlyte with copies of all Section 16(a) reports they file.

         Mr. David M. Engelman, and Dr. Frank Metzger each inadvertently failed to file on a timely basis a report of change in beneficial ownership in connection with a grant in 2000 of stock options to purchase Genlyte common stock. Such change was subsequently reported in a timely filed Form 5.

                2002 PROPOSALS BY HOLDERS OF GENLYTE COMMON STOCK

         Any proposal which a stockholder of Genlyte desires to have included in the proxy statement relating to the 2002 Annual Meeting of Stockholders must be received by Genlyte at its executive offices by no later than November 16, 2001. The executive offices of Genlyte are located at 4360 Brownsboro Road, Suite 300, P.O. Box 35120, Louisville, Kentucky 40232.

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total return on the Common Stock of Genlyte with the cumulative total return on the NASDAQ Stock Market Index (U.S. companies) and the Electric Lighting & Wiring Equipment Index (SIC Group 364) from December 31, 1995(1). The graph assumes the investment of $100 in Genlyte Common Stock, the NASDAQ Stock Market Index, and the Electric Lighting & Wiring Equipment Index on January 1, 1996.


                            [PERFORMANCE LINE CHART]


                                             1995        1996      1997      1998      1999      2000
                                             ----        ----      ----      ----      ----      ----
The Genlyte Group                            $100       $185.19   $262.96   $277.78   $316.67   $351.85

Electric Lighting & Wiring Equipment Index    100        124.27    148.45    118.67    100.00    114.47

NASDAQ Stock Market Index (U.S. Companies)    100        124.67    152.00    214.39    378.12    237.66

----------
(1) Total return calculations for the NASDAQ Stock Market Index, Electric Lighting & Wiring Equipment Index (consisting of approximately 16 companies), and Genlyte Stock were performed by Media General Financial Services.

                           EXPENSES AND OTHER MATTERS

EXPENSES OF SOLICITATION

         Genlyte will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Genlyte has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares and Genlyte has agreed to reimburse them for their expenses in so doing.

         In addition to the use of the mails, certain officers, directors and other employees of Genlyte, at no additional compensation, may request the return of proxies by personal interview or by telephone or telegraph.

OTHER ITEMS OF BUSINESS

         The Board of Directors does not intend to present any further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                            By Order of the Board of Directors,

                                            /s/ R. L. ZACCAGNINI

                                            R. L. ZACCAGNINI
                                            SECRETARY


March 20, 2001

                                                                      APPENDIX A

                        AUDIT COMMITTEE OPERATING CHARTER

The Board of Directors of The Genlyte Group Incorporated has appointed an Audit Committee pursuant to authorization in Section 2 of Article IV of the Company's Bylaws. The objectives, composition, and responsibilities of the Audit Committee are as follows:

OBJECTIVES

The primary objective of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to the Company's internal controls and financial reporting practices. In addition, the Committee will maintain open lines of communication among the Board, management, and the Company's independent auditors on these matters.

COMPOSITION

The Committee shall consist of not fewer than three directors, none of whom (except in extraordinary and limited circumstances), as of June 14, 2001, shall be (nor in the previous three years shall have been) an officer or employee of the Company or of any subsidiary or affiliated company. Each Committee member shall be able to read and understand fundamental financial statements, or will become able to do so within a reasonable period of time after appointment. At least one member will have past experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Additional criteria, if any, for membership shall be determined by the Board of Directors consistent with governing rules, regulations and exchange requirements. Each year, one of the members shall be appointed Chairman of the Committee by the full Board of Directors.

RESPONSIBILITIES

o The Committee shall meet on a regular basis and hold special meetings as circumstances require. In addition, the Committee shall meet privately with the Company's independent auditors (who shall be accountable to the Board of Directors and the Committee) and shall review annually the audit plan of the Company's independent auditors.

o The Committee shall report its activities to the full Board of Directors on a regular basis.

o The Committee shall review the effectiveness of independent auditors through regular meetings with them and shall recommend to the Board of Directors the appointment of independent auditors to audit the financial statements of the Company.

o The Committee shall review annually and discuss with the auditors all relevant matters and shall review significant relationships the auditors have with the Company to determine the auditors' independence, including non-auditing services; in that regard, the Committee shall require the auditors to submit a formal written statement regarding relationships and services which may affect objectivity and independence, and shall recommend that the full Board take appropriate action to address the auditors' independence whenever necessary.

o The Committee shall review annually with management and the independent auditors the need and/or status of any internal audit activities to be performed during the ensuing year, the manner in which such activities will be carried out, and the coordination of such activities with the independent auditors.

o The Committee shall discuss with the independent auditors and monitor the adequacy of the Company's internal controls by reviewing audit recommendations and management's response and actions to correct identified deficiencies.

o The Committee shall review the Company's annual financial statements with management and the independent auditors. The Committee shall discuss with the independent auditors its judgment about the quality, not just the acceptability, of significant accounting principles, accounting changes, and underlying estimates.

o The Committee shall identify and direct special projects, hold special meetings, or perform any other actions it believes are necessary in order to perform its oversight functions.

o The Committee shall review and reassess annually the adequacy of this Charter.

                      THE GENLYTE GROUP INCORPORATED BYLAWS
                             ARTICLE IV, SECTION 2:

APPOINTMENT AND POWERS OF AUDIT COMMITTEE

The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accounts the scope of their examination; (iii) review the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; and (v) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

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